Exhibit 99.1

GM FINANCIAL REPORTS SEPTEMBER QUARTER 2015 OPERATING RESULTS

•	September quarter net income of $179 million

•	Consumer loan and lease originations of $10.9 billion

•	End of period earning assets of $52.7 billion

•	Available liquidity of $11.6 billion at quarter end

FORT WORTH, TEXAS October 21, 2015 – GENERAL MOTORS FINANCIAL COMPANY, INC. (“GM Financial” or the “Company”) announced net income of $179 million for the quarter ended September 30, 2015, compared to $158 million for the quarter ended September 30, 2014. Earnings for the nine months ended September 30, 2015 were $515 million, compared to $478 million for the nine months ended September 30, 2014.

Consumer loan originations were $4.7 billion for the quarter ended September 30, 2015, compared to $4.3 billion for the quarter ended June 30, 2015, and $4.1 billion for the quarter ended September 30, 2014. Consumer loan originations for the nine months ended September 30, 2015 were $13.1 billion, compared to $11.1 billion for the nine months ended September 30, 2014. The outstanding balance of consumer finance receivables was $28.0 billion at September 30, 2015.

Operating lease originations were $6.2 billion for the quarter ended September 30, 2015, compared to $5.6 billion for the quarter ended June 30, 2015, and $1.8 billion for the quarter ended September 30, 2014. Operating lease originations for the nine months ended September 30, 2015 were $14.8 billion, compared to $4.1 billion for the nine months ended September 30, 2014. Leased vehicles, net was $16.9 billion at September 30, 2015.

The outstanding balance of commercial finance receivables was $7.8 billion at September 30, 2015 compared to $7.2 billion at September 30, 2014.

Consumer finance receivables 31-to-60 days delinquent were 4.0% of the portfolio at September 30, 2015, compared to 3.9% at September 30, 2014. Accounts more than 60 days delinquent were 1.6% of the portfolio at September 30, 2015, compared to 1.7% at September 30, 2014.

Annualized net credit losses were 1.9% of average consumer finance receivables for the quarter ended September 30, 2015, compared to 2.0% for the quarter ended September 30, 2014. For the nine months ended September 30, 2015, annualized consumer net credit losses were 1.7%, compared to 1.8% for the nine months ended September 30, 2014.

The Company had total available liquidity of $11.6 billion at September 30, 2015, consisting of $1.6 billion of cash and cash equivalents, $8.0 billion of borrowing capacity on unpledged eligible assets, $1.0 billion of borrowing capacity on unsecured lines of credit and $1.0 billion of borrowing capacity on a Junior Subordinated Revolving Credit Facility from GM.

On January 2, 2015, the Company completed the acquisition of Ally Financial Inc.’s 40% equity interest in SAIC-GMAC Automotive Finance Company Limited (“SAIC-GMAC”). Also on January 2, 2015, the Company sold a 5% equity interest in SAIC-GMAC to Shanghai Automotive Group Finance Company Ltd. As a result of these transactions, the Company owns a 35% equity interest in SAIC-GMAC. Income from our equity investment in SAIC-GMAC is included in our results beginning January 2, 2015.

About GM Financial

General Motors Financial Company, Inc. is the captive finance company for and a wholly-owned subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.gmfinancial.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements which are our current views with respect to future events and financial performance. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or from those anticipated. The most significant risks are detailed from time to time in our filings and reports with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2014. Such risks include – but are not limited to – changes in general economic and business conditions; GM’s ability to sell new vehicles that we finance in the markets we serve in North America, Europe, Latin America and China; interest rate and currency fluctuations; our financial condition and liquidity, as well as future cash flows and earnings; competition; the effect, interpretation or application of new or existing laws, regulations, court decisions and accounting pronouncements; the availability of sources of financing; the level of net charge-offs, delinquencies and prepayments on the loans and leases we originate; vehicle return rates and the residual value performance on vehicles we lease; the viability of GM-franchised dealers that are commercial loan customers; the prices at which used cars are sold in the wholesale markets; and changes in business strategy, including expansion of product lines and credit risk appetite, and acquisitions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. We undertake no obligation to, and do not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

General Motors Financial Company, Inc.

Consolidated Statements of Income

(Unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue
Finance charge income	$842	$883	$2,544	$2,595
Leased vehicle income	797	297	1,827	735
Other income	68	81	205	219

Total revenue	1,707	1,261	4,576	3,549

Costs and expenses
Operating expenses	320	297	945	846
Leased vehicle expenses	629	228	1,423	563
Provision for loan losses	144	160	440	408
Interest expense	412	368	1,183	1,037

Total costs and expenses	1,505	1,053	3,991	2,854
Equity income	29	—	85	—

Income before income taxes	231	208	670	695
Income tax provision	52	50	155	217

Net income	$179	$158	$515	$478

Consolidated Balance Sheets

(Unaudited, in millions)

	September 30, 2015	December 31, 2014
Assets
Cash and cash equivalents	$1,602	$2,974
Finance receivables, net	35,074	33,000
Leased vehicles, net	16,915	7,060
Restricted cash	1,928	2,071
Goodwill	1,243	1,244
Equity in net assets of non-consolidated affiliates	978	—
Property and equipment, net of accumulated depreciation	207	172
Deferred income taxes	236	341
Related party receivables	589	384
Other assets	774	478

Total assets	$59,546	$47,724

Liabilities and Shareholder’s Equity
Liabilities
Secured debt	$28,284	$25,214
Unsecured debt	19,975	12,217
Accounts payable and accrued expenses	1,094	1,002
Deferred income	1,205	392
Deferred income taxes	84	20
Related party taxes payable	649	636
Related party payables	527	433
Other liabilities	324	418

Total liabilities	52,142	40,332

Shareholder’s equity	7,404	7,392

Total liabilities and shareholder’s equity	$59,546	$47,724

Operational and Financial Data

(Unaudited, in millions)

	Three Months Ended September 30,
	2015			2014
	North America	International	Total	North America	International	Total
Consumer finance receivables originations	$3,155	$1,586	$4,741	$1,957	$2,127	$4,084
GM lease originations	$6,161	$19	$6,180	$1,742	$13	$1,755
GM new vehicle loans and leases as a percent of total loan and lease originations	87.8%	84.5%	87.3%	65.5%	87.7%	73.6%

	Nine Months Ended September 30,
	2015			2014
	North America	International	Total	North America	International	Total
Consumer finance receivables originations	$8,070	$5,037	$13,107	$4,874	$6,255	$11,129
GM lease originations	$14,755	$56	$14,811	$4,064	$13	$4,077
GM new vehicle loans and leases as a percent of total loan and lease originations	83.0%	84.8%	83.3%	62.7%	87.6%	73.0%

	Three Months Ended September 30,
	2015			2014
	North America	International	Total	North America	International	Total
Average consumer finance receivables	$16,435	$11,396	$27,831	$12,383	$12,943	$25,326
Average commercial finance receivables	3,475	4,258	7,733	2,404	4,519	6,923

Average finance receivables	19,910	15,654	35,564	14,787	17,462	32,249
Average leased vehicles, net	14,875	66	14,941	5,299	5	5,304

Average earning assets	$34,785	$15,720	$50,505	$20,086	$17,467	$37,553

	Nine Months Ended September 30,
	2015			2014
	North America	International	Total	North America	International	Total
Average consumer finance receivables	$15,084	$11,650	$26,734	$11,924	$12,585	$24,509
Average commercial finance receivables	3,312	4,358	7,670	2,235	4,649	6,884

Average finance receivables	18,396	16,008	34,404	14,159	17,234	31,393
Average leased vehicles, net	11,236	50	11,286	4,352	3	4,355

Average earning assets	$29,632	$16,058	$45,690	$18,511	$17,237	$35,748

	September 30, 2015			September 30, 2014
	North America	International	Total	North America	International	Total
Consumer finance receivables	$16,994	$10,993	$27,987	$12,674	$12,604	$25,278
Commercial finance receivables	3,503	4,342	7,845	2,513	4,638	7,151
Leased vehicles	16,843	72	16,915	5,785	11	5,796

Ending earning assets	$37,340	$15,407	$52,747	$20,972	$17,253	$38,225

	September 30, 2015			December 31, 2014
	North America	International	Total	North America	International	Total
Consumer
Consumer finance receivables, net of fees(a)	$16,994	$10,993	$27,987	$13,361	$12,262	$25,623
Less: allowance for loan losses	(623)	(95)	(718)	(577)	(78)	(655)

Total consumer finance receivables, net	16,371	10,898	27,269	12,784	12,184	24,968

Commercial
Commercial finance receivables, net of fees	3,503	4,342	7,845	3,180	4,892	8,072
Less: allowance for loan losses	(21)	(19)	(40)	(21)	(19)	(40)

Total commercial finance receivables, net	3,482	4,323	7,805	3,159	4,873	8,032

Total finance receivables, net	$19,853	$15,221	$35,074	$15,943	$17,057	$33,000

(a)	Amounts reported in the International Segment include $1.1 billion and $1.0 billion of direct-financing leases at September 30, 2015 and December 31, 2014.

	September 30, 2015			December 31, 2014
	North America	International	Total	North America	International	Total
Allowance for loan losses as a percentage of consumer finance receivables, net of fees	3.7%	0.9%	2.6%	4.4%	0.6%	2.6%

Allowance for loan losses as a percentage of commercial finance receivables, net of fees	0.6%	0.4%	0.5%	0.7%	0.4%	0.5%

	September 30, 2015			September 30, 2014
	North America	International	Total	North America	International	Total
Loan delinquency as a percent of ending consumer finance receivables:
31 - 60 days	6.1%	0.9%	4.0%	6.8%	0.9%	3.9%
Greater than 60 days	2.1%	0.8%	1.6%	2.4%	1.0%	1.7%

Total	8.2%	1.7%	5.6%	9.2%	1.9%	5.6%

	Three Months Ended September 30,
	2015			2014
	North America	International(a)	Total	North America	International(a)	Total
Charge-offs	$221	$35	$256	$194	$36	$230
Adjustments to reflect write-offs of the contractual amounts on loans acquired with deteriorated credit quality	4	—	4	13	2	15

Total Credit Losses	$225	$35	$260	$207	$38	$245
Less: recoveries	(117)	(13)	(130)	(106)	(12)	(118)

Net credit losses	$108	$22	$130	$101	$26	$127

Net annualized credit losses as a percent of average consumer finance receivables:	2.6%	0.8%	1.9%	3.2%	0.8%	2.0%
Recoveries as a percentage of gross repossession credit losses:	56.2%			56.6%

(a)	Credit losses for the International Segment primarily include the write-down of defaulted receivables to net realizable value. As a result, a calculation of recoveries as a percentage of gross credit losses is not meaningful.

	Nine Months Ended September 30,
	2015			2014
	North America	International(a)	Total	North America	International(a)	Total
Charge-offs	$609	$101	$710	$543	$102	$645
Adjustments to reflect write-offs of the contractual amounts on loans acquired with deteriorated credit quality	15	1	16	52	7	59

Total Credit Losses	$624	$102	$726	$595	$109	$704
Less: recoveries	(342)	(36)	(378)	(339)	(45)	(384)

Net credit losses	$282	$66	$348	$256	$64	$320

Net annualized credit losses as a percent of average consumer finance receivables:	2.5%	0.8%	1.7%	2.9%	0.7%	1.8%
Recoveries as a percentage of gross repossession credit losses:	57.5%			59.0%

(a)	Credit losses for the International Segment primarily include the write-down of defaulted receivables to net realizable value. As a result, a calculation of recoveries as a percentage of gross credit losses is not meaningful.

	Three Months Ended September 30,
	2015			2014
	North America	International	Total	North America	International	Total
Annualized operating expenses as a percent of average earning assets(a)	2.1%	3.4%	2.5%	2.8%	3.6%	3.1%

	Nine Months Ended September 30,
	2015			2014
	North America	International	Total	North America	International	Total
Annualized operating expenses as a percent of average earning assets(a)	2.4%	3.5%	2.8%	2.8%	3.6%	3.2%

(a)	Excludes leased vehicle expenses.

Investor Relations contact:

Stephen Jones

Vice President, Investor Relations

(817) 302-7119

Investors@gmfinancial.com